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EXHIBIT 10.15






                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------



                            LAURUS MASTER FUND, LTD.



                           CARNEROS ACQUISITION CORP.



                                GOTLAND OIL, INC.



                                       AND



                              CARNEROS ENERGY, INC.



                               DATED: MAY 31, 2006






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                                TABLE OF CONTENTS
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                                                                                 PAGE
                                                                                 ----

1.       Agreement to Sell and Purchase............................................1

2.       Fees, Warrants and Overriding Royalty Interests...........................2

3.       Closing, Delivery and Payment.............................................3
         3.1      Closing..........................................................3
         3.2      Delivery.........................................................3

4.       Representations and Warranties of the Companies...........................3
         4.1      Organization, Good Standing and Qualification....................3
         4.2      Subsidiaries.....................................................4
         4.3      Capitalization; Voting Rights....................................4
         4.4      Authorization; Binding Obligations...............................6
         4.5      Liabilities......................................................6
         4.6      Agreements; Action...............................................6
         4.7      Obligations to Related Parties...................................7
         4.8      Changes..........................................................8
         4.9      Title to Properties and Assets; Liens, Etc.......................9
         4.10     Intellectual Property............................................9
         4.11     Compliance with Other Instruments...............................10
         4.12     Litigation......................................................10
         4.13     Tax Returns and Payments........................................11
         4.14     Employees.......................................................11
         4.15     Voting Rights...................................................12
         4.16     Compliance with Laws; Permits...................................12
         4.17     Environmental and Safety Laws...................................12
         4.18     Valid Offering..................................................12
         4.19     Full Disclosure.................................................13
         4.20     Insurance.......................................................13
         4.21     Dilution........................................................13
         4.22     Patriot Act.....................................................13
         4.23     ERISA...........................................................14

5.       Representations and Warranties of the Purchaser..........................14
         5.1      No Shorting.....................................................14
         5.2      Requisite Power and Authority...................................14
         5.3      Investment Representations and Covenants........................15
         5.4      Legends.........................................................16

6.       Covenants of the Companies...............................................18
         6.1      Reporting Requirements..........................................18
         6.2      Use of Funds....................................................19

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         6.3      Access to Facilities............................................19
         6.4      Taxes...........................................................19
         6.5      Insurance.......................................................20
         6.6      Intellectual Property...........................................21
         6.7      Properties......................................................21
         6.8      Confidentiality.................................................21
         6.9      Required Approvals..............................................21
         6.10     Opinion.........................................................22
         6.11     Margin Stock....................................................23
         6.12     Financing Right of First Refusal................................23
         6.13     Authorization and Reservation of Shares.........................23
         6.14     Summaries; Reports..............................................24
         6.15     Registration Rights.............................................24

7.       Covenants of the Purchaser...............................................24
         7.1      Confidentiality.................................................24
         7.2      Limitation on Acquisition of Common Stock of any Company........24

8.       Covenants of the Companies and the Purchaser Regarding Indemnification...24
         8.1      Company Indemnification.........................................25
         8.2      Purchaser's Indemnification.....................................25

9.       Miscellaneous............................................................25
         9.1      Governing Law, Jurisdiction and Waiver of Jury Trial............25
         9.2      Severability....................................................27
         9.3      Survival........................................................27
         9.4      Successors......................................................27
         9.5      Entire Agreement; Maximum Interest..............................27
         9.6      Amendment and Waiver............................................27
         9.7      Delays or Omissions.............................................28
         9.8      Notices.........................................................28
         9.9      Attorneys' Fees.................................................29
         9.10     Titles and Subtitles............................................29
         9.11     Facsimile Signatures; Counterparts..............................29
         9.12     Broker's Fees...................................................29
         9.13     Construction....................................................29
         9.14     Joint and Several Obligations...................................30
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                                LIST OF EXHIBITS

Form of Term Note....................................................Exhibit A
Form of Carneros Warrant...........................................Exhibit B-1
Form of Gotland Warrant............................................Exhibit B-2
Form of Opinion......................................................Exhibit C
Form of Escrow Agreement.............................................Exhibit D


                                LIST OF SCHEDULES

Schedule 4.2          Subsidiaries
Schedule 4.3          Capitalization
Schedule 4.6          Agreements
Schedule 4.7          Obligations to Related Parties
Schedule 4.8(b)       Resignations
Schedule 4.9          Title to Properties and Assets, Liens, Etc.
Schedule 4.11         Compliance with Other Instruments
Schedule 4.12         Litigation
Schedule 4.13         Tax Returns and Payments
Schedule 4.14         Employees
Schedule 4.15         Voting Rights
Schedule 4.17         Environmental
Schedule 6.9          Required Approvals
Schedule 9.12         Brokers





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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 31, 2006, by and among CARNEROS ENERGY, INC., a Delaware corporation ("Carneros"), CARNEROS ACQUISITION CORP., a Delaware corporation ("Holdings"), GOTLAND OIL, INC., a Texas corporation ("Gotland", and collectively with Carneros and Holdings, the "Companies" and each a "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the "Purchaser").

                                    RECITALS

         WHEREAS, the Companies have authorized the sale to the Purchaser of a Secured Term Note in the aggregate principal amount of Twenty-One Million Two Hundred Thousand Dollars ($21,200,000) in the form of EXHIBIT A hereto (as amended, modified and/or supplemented from time to time, the "Note");

         WHEREAS, Carneros wishes to issue to the Purchaser a warrant in the form of EXHIBIT B-1 hereto (as amended, modified and/or supplemented from time to time, the "Carneros Warrant") to purchase up to _____ shares of Carneros' common stock, $____ par value per share (the "Carneros Common Stock");

         WHEREAS, Gotland wishes to issue to the Purchaser a warrant in the form of EXHIBIT B-2 hereto (as amended, modified and/or supplemented from time to time, the "Gotland Warrant", and collectively with the Carneros Warrant, the "Warrants" and each a "Warrant") to purchase up to _____ shares of Gotland's common stock, $____ par value per share (the "Gotland Common Stock");

         WHEREAS, the Purchaser desires to purchase the Note and the Warrants on the terms and conditions set forth herein; and

         WHEREAS, the Companies desire to issue and sell the Note, Carneros desires to issue and sell the Carneros Warrant and Gotland desires to issue and sell the Gotland Warrant to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Companies shall sell to the Purchaser, and the Purchaser shall purchase from the Companies, the Note. The sale of the Note on the Closing Date shall be known as the "Offering." The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note, the Warrants, the Carneros Common Stock issuable upon exercise of the Carneros Warrant and the Gotland Common Stock issuable upon exercise of the Gotland Warrant are referred to as the "Securities." All obligations of the Companies to the Purchaser pursuant to the Note shall be joint and several.


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         2. FEES, WARRANTS AND OVERRIDING ROYALTY INTERESTS. On the Closing
Date:

                  (a) Carneros will issue and deliver to the Purchaser the Carneros Warrant to purchase up to _____ shares of Carneros Common Stock (subject to adjustment as set forth therein) in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by Carneros are hereby also made and granted for the benefit of the holder of the Carneros Warrant and shares of Carneros Common Stock issuable upon exercise of the Carneros Warrant (the "Carneros Warrant Shares").

                  (b) Gotland will issue and deliver to the Purchaser the Gotland Warrant to purchase up to _____ shares of Gotland Common Stock (subject to adjustment as set forth therein) in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by Gotland are hereby also made and granted for the benefit of the holder of the Gotland Warrant and shares of Gotland Common Stock issuable upon exercise of the Gotland Warrant (the "Gotland Warrant Shares", and collectively with the Carneros Warrant Shares, the "Warrant Shares").

                  (c) In consideration of the Purchaser's entering into this Agreement and purchasing the Note from the Companies, the Gotland Warrant from Gotland and the Carneros Warrant from Carneros, (i) Carneros shall issue to the Purchaser a three percent (3.0%) overriding royalty interest (the "Carneros ORRI") in the oil and gas properties of Carneros and (ii) Gotland shall issue to the Purchaser a three percent (3.0%) overriding royalty interest (the "Gotland ORRI", and collectively with the Carneros ORRI, the "ORRI") in the oil and gas properties of Gotland. The ORRI shall be irrevocable and shall survive the termination of this Agreement and payment in full of the Note. Carneros and Gotland shall each execute and deliver all such documentation and take such further action as may be required by the Purchaser in connection with the issuance of the ORRI to the Purchaser.

                  (d) Subject to the terms of Section 2(e) below, the Companies shall jointly and severally pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment of $742,000. The foregoing fee is referred to herein as the "Closing Payment."

                  (e) The Companies shall jointly and severally reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser's due diligence review of the Companies and their respective Subsidiaries (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(e) will be paid on the Closing Date.

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                  (f) The Closing Payment and the expenses referred to in the preceding Section 2(e) (net of deposits previously paid by the Companies) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the "Disbursement Letter").

         3. CLOSING, DELIVERY AND PAYMENT.

                  3.1 CLOSING. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Companies and the Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  3.2 DELIVERY. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Companies will deliver to the Purchaser, among other things, the Note, Carneros will deliver to the Purchaser the Carneros Warrant, Gotland will deliver to the Purchaser the Gotland Warrant and the Purchaser will deliver to the Companies, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer. Each Company hereby acknowledges and agrees that Purchaser's obligation to purchase the Note from the Companies on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to the Companies on or prior to the Closing Date and those items and matters set forth in the conditions of funding letter dated as of the date hereof between Holdings and the Purchaser.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES. Each Company hereby represents and warrants to the Purchaser as follows:

                  4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Such Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Applicable Laws of its jurisdiction of organization. For purposes of this Agreement, "Applicable Laws" means all present laws, statutes, regulations, treaties, judgments and decrees in relation to an entity, and all requirements, requests, official directives, consents, approvals, authorizations, guidelines, rules, orders and policies of any governmental or regulatory authority applicable to the entity in a jurisdiction in which (i) it is organized or incorporated, (ii) its assets are located, (iii) it conducts business, and/or (iv) its stock is traded, if applicable. Such Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note and the Warrants to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof among the Companies, certain Subsidiaries of each Company, if any, and the Purchaser (as amended, modified and/or supplemented from time to time, the "Master Security Agreement"), (iv) the Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of the date


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hereof made by Carneros in favor of the Purchaser (as amended, modified and/or supplemented from time to time, the "Carneros Deed of Trust"), (v) the Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of the date hereof made by Gotland in favor of the Purchaser (as amended, modified and/or supplemented from time to time, the "Gotland Deed of Trust", and collectively with the Carneros Deed of Trust, the "Deeds of Trust" and each a "Deed of Trust"), (vi) the Stock Pledge Agreement dated as of the date hereof between Holdings and the Purchaser (as amended, modified and/or supplemented from time to time, the "Holdings Stock Pledge Agreement"), (vii) the Stock Pledge Agreement dated as of the date hereof between Carneros and the Purchaser (as amended, modified and/or supplemented from time to time, the "Carneros Stock Pledge Agreement", and collectively with the Holdings Stock Pledge Agreement, the "Stock Pledge Agreements"), (viii) the Funds Escrow Agreement dated as of the date hereof among the Companies, Pacific Energy Resources Ltd. ("Parent"), the Purchaser and the escrow agent referred to therein, substantially in the form of EXHIBIT D hereto (as amended, modified and/or supplemented from time to time, the "Escrow Agreement"), (ix) the Collateral Assignment dated as of the date hereof between Holdings and the Purchaser, (x) the Assignment of Overriding Royalty Interest dated as of the date hereof between Carneros and the Purchaser (as amended, modified and/or supplemented from time to time), (xi) the Assignment of Overriding Royalty Interest dated as of the date hereof between Gotland and the Purchaser (as amended, modified and/or supplemented from time to time), and (xii) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (xii), collectively, the "Related Agreements"); (2) issue and sell the Note; (3) in the case of Carneros, issue and sell the Carneros Warrant and the Carneros Warrant Shares; (4) in the case of Gotland, issue and sell the Gotland Warrant and the Gotland Warrant Shares; and (5) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Such Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of such Company and its Subsidiaries, taken individually and as a whole (a "Material Adverse Effect").

                  4.2 SUBSIDIARIES. Each direct and indirect Subsidiary of each Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or
(ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

                  4.3 CAPITALIZATION; VOTING RIGHTS.

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                  (a) With respect to Holdings, the authorized capital stock as of the date hereof consists of 100 shares, of which 100 are shares of the common stock of Holdings, par value $1.00 per share, and 100 shares of which are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of Holdings is set forth on Schedule 4.3.

                  (b) With respect to Carneros, the authorized capital stock as of the Closing Date after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement to be entered into by Carneros, Gotland and Holdings (as amended, restated and otherwise modified from time to time, the "Stock Purchase Agreement") will consist of 88,883 shares, of which 88,883 are shares of Carneros Common Stock, par value $.01 per share, and 33,637.716 shares of which are issued and outstanding.

                  (c) With respect to Gotland, the authorized capital stock as of the Closing Date after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement consists of 500,000 shares, of which 500,000 are shares of Gotland Common Stock, par value $1.00 per share, and 116,773 shares of which are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of Gotland is set forth on Schedule 4.3.

                  (d) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under any Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, as of the Closing Date there will be no (A) securities of any Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of such Company; and (B) outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), commitments, proxy or stockholder agreements, arrangements or agreements to which any Company is a party or by which it is bound, in any case relating to the issued or unissued capital stock of such Company or obligating such Company to issue, deliver, sell, purchase, redeem, repurchase or acquire, or cause to be issued, delivered, sold, purchased, redeemed, repurchased or acquired, shares of capital stock or other voting securities of such Company, or obligating such Company to grant, extend or enter into any such option, warrant, call, right, commitment, arrangement or agreement. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Note or the Warrants, or the issuance of any of the Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of any Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                  (e) All issued and outstanding shares of each Company's Common
         Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

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                  (f) The rights, preferences, privileges and restrictions of the shares of the each Company's common stock are as stated in such Company's Certificate or Articles of Incorporation (such Company's "Charter"). The Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and Carneros' Charter, the Carneros Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, and when issued in compliance with the provisions of this Agreement and Gotland's Charter, the Gotland Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  4.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate, partnership or limited liability company, as the case may be, action on the part of each Company and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of each Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and the Warrants has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each Company and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  4.5 LIABILITIES. Except as set forth in the unaudited balance sheets of Carneros and Gotland as of March 31, 2006, no Company nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business.

                  4.6 AGREEMENTS; ACTION. Except as set forth on Schedule 4.6 and except for Employee Change of Control Payments (as defined in the Stock Purchase Agreement) provided for in the Change of Control and Severance Plan referenced in Schedule 4.23 to the Stock Purchase Agreement:

                  (a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which any Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, any Company or any of its Subsidiaries in excess of $100,000 (other than obligations of, or payments to, any Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii)


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         the transfer or license of any patent, copyright, trade secret or other proprietary right to or from any Company or any of its Subsidiaries (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of any Company's or any of its Subsidiaries products or services; or (iv) indemnification by any Company or any of its Subsidiaries with respect to infringements of proprietary rights.

                  (b) Since March 31, 2006 (the "Balance Sheet Date"), no Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually or in the aggregate in excess of $100,000; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities any Company or any Subsidiary of such Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  4.7 OBLIGATIONS TO RELATED PARTIES. Except as set forth on
Schedule 4.7, there are no obligations of any Company or any of its Subsidiaries to officers, directors, stockholders or employees of any Company or any of its Subsidiaries other than:

                  (a) for payment of salary for services rendered, for bonus payments and Change of Control Payments (as defined in the Stock Purchase Agreement);

                  (b) reimbursement for reasonable expenses incurred on behalf of any Company and its Subsidiaries;

                  (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of any Company and each Subsidiary of such Company, as applicable); and

                  (d) obligations listed in any Company's and each of its Subsidiary's financial statements.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of each Company's knowledge, key employees or stockholders of any Company or any of its Subsidiaries or any members of their immediate families, are indebted to any Company or any of its Subsidiaries, individually or in the aggregate, in excess of $100,000 or have any direct or indirect ownership interest in any firm or corporation with which any Company or any of its Subsidiaries is affiliated or with which any Company or any of its


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Subsidiaries has a business relationship, or any firm or corporation which competes with any Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with any Company or any of its Subsidiaries. Except as described above, no officer, director or stockholder of any Company or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with any Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between any Company or any of its Subsidiaries and any such person. Except as set forth on Schedule 4.7, no Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

                  4.8 CHANGES. Since the Balance Sheet Date, except as disclosed in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

                  (a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of any Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) except as set forth on Schedule 4.8(b) hereto, any resignation or termination of any officer, key employee or group of employees of any Company or any of its Subsidiaries;

                  (c) any material change, except in the ordinary course of business, in the contingent obligations of any Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (e) any waiver by any Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

                  (f) any direct or indirect loans made by any Company or any of its Subsidiaries to any stockholder, employee, officer or director of any Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

                  (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of any Company or any of its Subsidiaries;

                  (h) any declaration or payment of any dividend or other distribution of the assets of any Company or any of its Subsidiaries;

                  (i) any labor organization activity related to any Company or any of its Subsidiaries;

                  (j) any debt, obligation or liability incurred, assumed or guaranteed by any Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business, and except liabilities for working capital purposes, the aggregate amount of which for all companies on a combined basis does not exceed $[___________];

                  (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by any Company or any of its Subsidiaries;

                  (l) any change in any material agreement to which any Company or any of its Subsidiaries is a party or by which either any Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

                  (n) any arrangement or commitment by any Company or any of its Subsidiaries to do any of the acts described in subsection (a) through
         (m) above.

                  4.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except as set forth on Schedule 4.9, each Company and each of its Subsidiaries has good and valid title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

                  (a) those resulting from taxes which have not yet become delinquent;

                  (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of any Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

                  (c) those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by each Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, each Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  4.10 INTELLECTUAL PROPERTY.

                  (a) Each Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to each Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is any Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                  (b) No Company nor any of its Subsidiaries has received any communications alleging that such Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is any Company or any of its Subsidiaries aware of any basis therefor.

                  (c) Neither Company believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by any Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to such Company or any of its Subsidiaries.

                  4.11 COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth on
Schedule 4.11, no Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Companies and the other Securities by each Company pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of any Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to any Company, its business or operations or any of its assets or properties.

                  4.12 LITIGATION. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to any Company's knowledge, currently threatened against any Company or any of its Subsidiaries that prevents any Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements to which it is a party, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of any Company or any of its Subsidiaries, nor is any Company aware that there is any basis to assert any of the foregoing. No Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by any Company or any of its Subsidiaries currently pending or which any Company or any of its Subsidiaries intends to initiate.

                  4.13 TAX RETURNS AND PAYMENTS. Each Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by each Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on
Schedule 4.13, no Company nor any of its Subsidiaries has been advised:

                  (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

                  (b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

No Company has any knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  4.14 EMPLOYEES. Except as set forth on Schedule 4.14, neither Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to any Company's knowledge, threatened with respect to any Company or any of its Subsidiaries. Except as disclosed on Schedule 4.14, neither Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To each Company's knowledge, no employee of any Company or any of its Subsidiaries, nor any consultant with whom any Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, any Company or any of its Subsidiaries because of the nature of the business to be conducted by any Company or any of its Subsidiaries; and to each Company's knowledge the continued employment by each Company and its Subsidiaries of their present employees, and the performance of each Company's and its Subsidiaries' contracts with its independent contractors, will not result in any such violation. Neither Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to such Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with any Company or any of its Subsidiaries, no employee of any Company or any of its Subsidiaries has been granted the right to continued employment by any Company or any of its Subsidiaries or to any material compensation following termination of employment with any Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, no Company is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with any Company or any of its Subsidiaries, nor does any Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

                  4.15 VOTING RIGHTS. Except as set forth on Schedule 4.15, to each Company's knowledge, no stockholder of any Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of any Company or any of its Subsidiaries.

                  4.16 COMPLIANCE WITH LAWS; PERMITS. No Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes Oxley Act of 2002 or any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any Applicable Law in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each Company and its Subsidiaries or, to the extent applicable, the operators of the Carneros assets has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.17 ENVIRONMENTAL AND SAFETY LAWS. No Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on
Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by any Company or any of its Subsidiaries or, to any Company's knowledge, by any other person or entity on any property owned, leased or used by any Company or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

                  (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

                  (b) any petroleum products or nuclear materials.

                  4.18 VALID OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the prospectus and registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  4.19 FULL DISCLOSURE. Each Company and each of its Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and the Warrants, including all information each Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by any Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by any Company or any of its Subsidiaries were based on such Company's and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which such Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

                  4.20 INSURANCE. Each Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which each Company believes are customary for companies similarly situated to such Company and its Subsidiaries in the same or similar business.

                  4.21 DILUTION. (a) Carneros specifically acknowledges that its obligation to issue the shares of Carneros Common Stock upon exercise of the Carneros Warrant is binding upon Carneros and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of Carneros; and (b) Gotland specifically acknowledges that its obligation to issue the shares of Gotland Common Stock upon exercise of the Gotland Warrant is binding upon Gotland and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of Gotland.

                  4.22 PATRIOT ACT. Each Company certifies that, to the best of its knowledge, neither it nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Each Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, each Company hereby represents, warrants and covenants that: (i) none of the cash or property that any Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by any Company or any of its Subsidiaries to the Purchaser, to the extent that they are within any Company's and/or its Subsidiaries' control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Each Company shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding any Company or any of its Subsidiaries. Each Company shall provide the Purchaser all additional information regarding any Company or any of its Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Each Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by Applicable Law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with Applicable Law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in any Company. Each Company further understands that the Purchaser may release confidential information about any Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of any Applicable Law including the relevant rules and regulations under the laws set forth in subsection (ii) above.

                  4.23 ERISA. Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) no Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE")); (ii) each Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) no Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) no Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than such Company's or such Subsidiary's employees; and (v) neither such Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Companies as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Companies set forth in this Agreement):

                  5.1 NO SHORTING. Neither the Purchaser nor any of its affiliates or investment partners has caused, nor will cause, any person or entity to directly engage in "short sales" of any Company's common stock as long as the Note or the Warrants shall be outstanding.

                  5.2 REQUISITE POWER AND AUTHORITY. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

         5.3 INVESTMENT REPRESENTATIONS AND COVENANTS.

                  (a) The Purchaser is resident in the jurisdiction of the Cayman Islands.

                  (b) The Purchaser is acquiring the Securities for investment only and not with a view to resale or distribution in violation of any securities laws.

                  (c) The Purchaser is not a party to, and is not acting in concert with a person who is party to: (A) an agreement to transfer the Purchaser's legal or beneficial interest in the Securities; or (B) an agreement to grant a participating interest in the Securities.

                  (d) As the Securities purchased hereunder are subject to resale restrictions under the Securities Act, the Purchaser shall comply with all securities laws concerning any resale of the Securities purchased hereunder and shall consult with his, her or its own legal advisors with respect to such compliance; the Purchaser acknowledges that the Securities may only be resold pursuant to Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to another available exemption from registration; and that each Company is obligated by this Agreement to refuse to register any transfers not made in accordance with the foregoing.

                  (e) If required by applicable securities laws, the Purchaser will execute, deliver, file and otherwise assist each Company in filing such reports, undertakings and other documents with respect to the issuance of the Securities as may be required.

                  (f) The Purchaser is purchasing the Securities as principal for its own account and not as a nominee or agent.

                  (g) The Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (h) The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (i) The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrants to be purchased by it under this Agreement and the Warrant Shares acquired by it upon the exercise of the Warrants. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from each Company regarding such Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrants and the Securities and to obtain additional information (to the extent such Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

                  (j) The Purchaser understands that the Securities have not been and will not be registered under the Securities Act or any applicable state securities laws and that the sale contemplated hereby is being made in reliance on an exemption from registration therefrom.

                  (k) The Purchaser acknowledges that the Purchaser has not purchased the Securities as a result of any general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television or other forms of telecommunication, including electronic display (such as the Internet), or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

                  (l) The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to each Company so that it is capable of evaluating the merits and risks of its investment in each Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold.

                  (m) By reason of its, or of its management's business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrants and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements.

                  (n) The Purchaser has not entered into any agreement which would entitle any person to a claim against any Company for a brokerage commission, finder's fee or any like payment in respect of the issuance of the Securities.

                  (o) The Purchaser is not a "U.S. person" as that term is defined in Rule 902 of Regulation S under the Securities Act, nor is the Purchaser acquiring the Securities for the account or benefit of any U.S. person, and at the time of the purchase of the Securities, the Purchaser is outside of the United States.

         5.4 LEGENDS.

                  (a) Each Carneros Warrant shall bear substantially the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CARNEROS ENERGY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Each Gotland Warrant shall bear substantially the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GOTLAND OIL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) The Carneros Warrant Shares, if not issued by the Deposit Withdrawal Agent Commission system, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the Securities and Exchange
         Commission:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CARNEROS ENERGY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (d) The Gotland Warrant Shares, if not issued by the Deposit Withdrawal Agent Commission system, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the Securities and Exchange
         Commission:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GOTLAND OIL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

         6. COVENANTS OF THE COMPANIES. Each Company covenants and agrees with the Purchaser as follows:

                  6.1 REPORTING REQUIREMENTS. Such Company will deliver, or cause to be delivered, to the Purchaser each of the following, which shall be in form and detail acceptable to the Purchaser:

                  (a) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Parent, Parent's audited financial statements with a report of independent certified public accountants of recognized standing selected by Parent and acceptable to the Purchaser (the "Accountants"), which annual financial statements shall be without qualification and shall include Parent's balance sheet as at the end of such fiscal year and the related statements of Parent's income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include Parent and each Company, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of Parent's President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of Parent, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Parent as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include Parent and each Company, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, but without footnotes and subject to year-end adjustments and accompanied by a certificate of Parent's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

                  (c) As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Parent as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include Parent, each Company, each Subsidiary of each Company


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

         and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, but without footnotes and subject to year-end adjustments and accompanied by a certificate of Parent's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

                  (d) Such Company shall deliver, or cause the applicable Subsidiary of such Company to deliver, such other information as the Purchaser shall reasonably request.

                  6.2 USE OF FUNDS. The Companies shall use the proceeds of the sale of the Note and the Warrants solely for the following: (a) $20,375,000 for the purpose of acquiring the oil and gas properties described in the Stock Purchase Agreement, (b) $742,000 to fund the Closing Payment and (c) $125,000 to fund the Purchaser's legal and due diligence expenses, plus such other amounts as may be payable by the Companies to the Purchaser under the terms of the Proposal Letter provided by the Purchaser to Carneros in connection with the transactions contemplated hereby.

                  6.3 ACCESS TO FACILITIES. Each Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of such Company or any Subsidiary (provided that no such prior notice shall be required to be given and no such representative of such Company or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser believes such access is necessary to preserve or protect the Collateral (as defined in the Master Security Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

                  (a) visit and inspect any of the properties of such Company or any of its Subsidiaries;

                  (b) examine the corporate and financial records of such Company or any of its Subsidiaries (unless such examination is not permitted by Applicable Law or by contract) and make copies thereof or extracts therefrom; and

                  (c) discuss the affairs, finances and accounts of such Company or any of its Subsidiaries with the directors, officers and independent accountants of such Company or any of its Subsidiaries.

Notwithstanding the foregoing, no Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with applicable federal securities laws.

                  6.4 TAXES. Each Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of such Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be


                                       19

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paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of such Company or any of its Subsidiaries and (iii) if such Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that such Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  6.5 INSURANCE. Each Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as such Company and its Subsidiaries; and such Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which such Company reasonably believes is customary for companies in similar business similarly situated as such Company and its Subsidiaries and to the extent available on commercially reasonable terms. Each Company, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At each Company's and each of its Subsidiaries' joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Company's or the respective Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Company or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting such Company's workers' compensation policy, endorsements to such policies naming the Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and
(z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of such Company or any Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. Each Company and each of its Subsidiaries shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to such Company and/or the Subsidiary and the

Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then such Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by the Purchaser's security interest pursuant to the Master Security Agreement or such other security agreement as shall be required by the Purchaser, with any surplus funds to be applied toward payment of the obligations of each Company to the Purchaser. In the event that the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of each Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of each Company's obligations to the Purchaser) shall be paid by the Purchaser to the Companies or applied as may be otherwise required by law. Any deficiency thereon shall be jointly and severally paid by each Company and its Subsidiaries, as applicable, to the Purchaser, on demand.

                  6.6 INTELLECTUAL PROPERTY. Each Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  6.7 PROPERTIES. Each Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.8 CONFIDENTIALITY. No Company will, nor will it permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, each Company may disclose the Purchaser's identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

                  6.9 REQUIRED APPROVALS. Except as set forth on SCHEDULE 6.9, no Company, without the prior written consent of the Purchaser, shall, nor shall it permit any of its Subsidiaries to:

                  (a) (i) directly or indirectly declare or pay any dividends, other than dividends paid by Carneros to Holdings on the Closing Date for the sole purpose of funding a portion of the purchase price required to consummate the transactions contemplated by the Stock Purchase Agreement, (ii) issue any preferred stock that is mandatorily redeemable prior to the one year anniversary of the Maturity Date (as defined in the Note) or (iii) redeem any of its preferred stock or other equity interests;

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

                  (b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall any Company or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, any Company or, in the case of merger not involving any Company, such Subsidiary, as applicable, is the surviving entity));

                  (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict any Company's or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

                  (d) materially alter or change the scope of the business of any Company and its Subsidiaries taken as a whole;

                  (e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of any Company's and its Subsidiaries' assets)) whether secured or unsecured other than (x) any Company's obligations owed to the Purchaser, (y) indebtedness set forth on Schedule 6.9 attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (z) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of any Company or any of its Subsidiaries; (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by any Company or any Subsidiary thereof for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); and/or

                  (f) create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of any Company and (ii) such Subsidiary becomes a party to the Master Security Agreement, a Stock Pledge Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

                  6.10 OPINION. On the Closing Date, each Company will deliver to the Purchaser an opinion acceptable to the Purchaser from such Company's external legal counsel in the form of EXHIBIT C hereto. Each Company will provide, at each Company's joint and several expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the exercise of any Warrant.

                  6.11 MARGIN STOCK. No Company will permit any of the proceeds of the Note or any Warrant to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  6.12 FINANCING RIGHT OF FIRST REFUSAL.

                  (a) Until such time as all indebtedness and/or monetary obligations owing to the Purchaser in connection with the transactions contemplated by this Agreement or any Related Agreement have been indefeasibly paid in full, each Company hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by such Company and/or any of its Subsidiaries, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of any Company or any of its Subsidiaries (an "Additional Financing"), the applicable Company and/or any Subsidiary of such Company, as the case may be, shall notify the Purchaser of its intention to enter into such Additional Financing. In connection therewith, the applicable Company and/or the applicable Subsidiary thereof shall submit a fully executed term sheet (a "Proposed Term Sheet") to the Purchaser setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the applicable Company and/or such Subsidiary. The Purchaser shall have the right, but not the obligation, to deliver its own proposed term sheet (the "Purchaser Term Sheet") setting forth the terms and conditions upon which the Purchaser would be willing to provide such Additional Financing to the applicable Company and/or such Subsidiary. The Purchaser Term Sheet shall contain terms no less favorable to the applicable Company and/or such Subsidiary than those outlined in Proposed Term Sheet. The Purchaser shall deliver such Purchaser Term Sheet within ten calendar days of receipt of each such Proposed Term Sheet. If the provisions of the Purchaser Term Sheet are at least as favorable to the applicable Company and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, the applicable Company and/or such Subsidiary shall enter into and consummate the Additional Financing transaction outlined in the Purchaser Term Sheet.

                  (b) No Company will, nor will it permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchaser to consummate an Additional Financing with any Company or any of its Subsidiaries.

                  6.13 AUTHORIZATION AND RESERVATION OF SHARES. (a) Carneros shall at all times have authorized and reserved a sufficient number of shares of Carneros Common Stock to provide for the exercise of the Carneros Warrant; (b) Gotland shall at all times have authorized and reserved a sufficient number of shares of Gotland Common Stock to provide for the exercise of the Gotland Warrant.

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

                  6.14 SUMMARIES; REPORTS. Each of Carneros and Gotland shall deliver to the Purchaser, between the 22nd and last day of each month, summaries of its lease operating expenses and production relating to its oil and gas properties as and for the immediately preceding month. Each of Carneros and Gotland shall deliver to the Purchaser, between the 22nd and last day of each month, or at such other time as the Purchaser shall request, an economic reserve report with respect to each of Carneros and Gotland prepared by a registered professional engineer acceptable to the Purchaser.

                  6.15 REGISTRATION RIGHTS. Not later than ten (10) business days prior to Carneros' and/or Gotland's, as applicable, completion, if ever, of an initial public offering of its securities or the publicly trading of Carneros' and/or Gotland's, as applicable, securities (i.e. through a reverse merger or otherwise), Carneros and Gotland, as applicable, shall execute in favor of Laurus a Registration Rights Agreement containing, without limitation, piggyback registration rights provisions reasonably satisfactory to Laurus, in form and substance reasonably satisfactory to Laurus, with respect to the shares underlying the Carneros Warrant or Gotland Warrant, as applicable, the provisions of which shall be deemed incorporated herein by reference to the extent necessary to effectuate the purpose and intent of this provision. The provisions of this Section 6.15 shall not be subject to any cure or grace period as may be applicable thereto under any Related Agreement.

         7. COVENANTS OF THE PURCHASER. The Purchaser covenants and agrees with the Companies as follows:

                  7.1 CONFIDENTIALITY. The Purchaser will not disclose, and will not include in any public announcement, the name of any Company, unless expressly agreed to by such Company or unless and until such disclosure is required by Applicable Law or applicable regulation, and then only to the extent of such requirement.

                  7.2 LIMITATION ON ACQUISITION OF COMMON STOCK OF ANY COMPANY. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and any Company, the Purchaser may not acquire stock in any Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in any Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by any Company to the Purchaser not to qualify as "portfolio interest" within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the "Stock Acquisition Limitation"). The Stock Acquisition Limitation shall automatically become null and void without any notice to any Company upon the existence of an Event of Default (as defined in the Note).

         8. COVENANTS OF THE COMPANIES AND THE PURCHASER REGARDING INDEMNIFICATION.

                  8.1 COMPANY INDEMNIFICATION. Each Company agrees to indemnify, hold harmless, reimburse and defend, on a joint and several basis, the Purchaser, each of the Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by any Company or any of its Subsidiaries or breach of any warranty by any Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by any Company or any of its Subsidiaries of any covenant or undertaking to be performed by any Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by any Company and/or any of its Subsidiaries and the Purchaser relating hereto or thereto; or (iii) (a) the violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or cleanup (collectively, "Environmental Laws"), including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et seq. and 40 CFR ss.302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq., and 40 CFR ss.116.1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.) and the regulations promulgated pursuant to said laws, all as amended and relating to or affecting any Company and/or any Subsidiary of any Company and any Company's and/or any Company's Subsidiary's properties, whether or not caused by or within the control of the Purchaser and/or (b) the presence, release or threat of release of any Hazardous Materials (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) on, in, under or affecting all or any portion of any property of any Company and/or any Subsidiary of any Company or any surrounding areas, regardless of whether or not caused by or within the control of the Purchaser.

                  8.2 PURCHASER'S INDEMNIFICATION. The Purchaser agrees to indemnify, hold harmless, reimburse and defend each Company and each of such Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon such Company which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by such Company and the Purchaser relating hereto.

         9. MISCELLANEOUS.

                  9.1 GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

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

                  (b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND EACH COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH COMPANY AT THE ADDRESS SET FORTH IN
         SECTION 9.8 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

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

                  9.2 SEVERABILITY. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

                  9.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser or any Company and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of any Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

                  9.4 SUCCESSORS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of common stock which has been sold by the Purchaser pursuant to Rule 144 or Rule 904 under the Securities Act or other resale restriction provisions of applicable securities laws. The Purchaser shall not be permitted to assign its rights hereunder or under any Related Agreement to a competitor of any Company unless an Event of Default (as defined in the Note) has occurred and is continuing.

                  9.5 ENTIRE AGREEMENT; MAXIMUM INTEREST. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum made by any Company shall be credited against amounts owed by such Company to the Purchaser and thus refunded to such Company.

                  9.6 AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Companies and the Purchaser.

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                  (b) The obligations of each Company and the rights of the
         Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

                  (c) The obligations of the Purchaser and the rights of the Companies under this Agreement may be waived only with the written consent of the Companies.

                  9.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  9.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

                  (a) upon personal delivery to the party to be notified;

                  (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

                  (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

                  (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

IF TO ANY COMPANY, TO:                 c/o Carneros Acquisition Corp.
                                       1065 West Pier E Street
                                       Long Beach, CA  90802-1015
                                       Attention: Darren Katic, President
                                       Facsimile: 310-937-3583

                                       WITH A COPY TO:

                                       Rutan & Tucker, LLP
                                       611 Anton Blvd., 14th Floor
                                       Costa Mesa, CA  92626
                                       Attention: Gregg Amber, Esq.
                                       Facsimile: 714-546-9035

IF TO THE PURCHASER, TO:               Laurus Master Fund, Ltd.
                                       c/o M&C Corporate Services Limited
                                       P.O.  Box 309 GT
                                       Ugland House
                                       George Town
                                       South Church Street
                                       Grand Cayman, Cayman Islands
                                       Facsimile: 345-949-8080

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                                       WITH A COPY TO:

                                       John E.  Tucker, Esq.
                                       825 Third Avenue 14th Floor
                                       New York, New York 10022
                                       Facsimile: 212-541-4434

                                       AND TO:

                                       Scott J. Giordano, Esq.
                                       Loeb & Loeb LLP
                                       345 Park Avenue
                                       New York, New York 10154
                                       Facsimile: 212-407-4990

or at such other address as any Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

                  9.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  9.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  9.11 FACSIMILE SIGNATURES; COUNTERPARTS. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

                  9.12 BROKER'S FEES. Except as set forth on Schedule 9.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.12 being untrue.

                  9.13 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied


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in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

                  9.14 JOINT AND SEVERAL OBLIGATIONS.

                  (a) All obligations and liabilities of each Company to the Purchaser (the "Obligations") shall be joint and several, and such obligations and liabilities on the part of the Companies shall in no way be affected by any extensions, renewals and forbearance granted by the Purchaser to any Company, failure of the Purchaser to give any Company any notice, any failure of the Purchaser to pursue to preserve its rights against any Company, the release by the Purchaser of any collateral now or thereafter acquired from any Company, and such agreement by any Company to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by the Purchaser to any Company or any collateral for such Obligations or the lack thereof.

                  (b) Each Company expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Company may now or hereafter have against the other or other person or entity directly or contingently liable for the Obligations, or against or with respect to any other's property (including, without limitation, any property which is collateral for the Obligations), arising from the existence or performance of this Agreement, until all Obligations have been indefeasibly paid in full and this Agreement has been irrevocably terminated.

                  (c) Each Company represents and warrants to the Purchaser that
         (i) Companies have one or more common shareholders, directors and officers, (ii) the businesses and corporate activities of Companies are closely related to, and substantially benefit, the business and corporate activities of Companies, (iii) the financial and other operations of Companies are performed on a combined basis as if Companies constituted a consolidated corporate group and (iv) Companies will receive a substantial economic benefit from entering into this Agreement and will receive a substantial economic benefit from all amounts advanced by the Purchaser to each Company in connection with the transactions contemplated hereby, in each case, whether or not such amount is used directly by any Company.

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         IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES
PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANIES:                                 PURCHASER:

CARNEROS ENERGY, INC.                      LAURUS MASTER FUND, LTD.

By: *                                      By: /S/ Eugene Grin
   ------------------------                    ---------------------------
Name:                                      Name: Eugene Grin
   ------------------------                    ---------------------------

Title:                                     Title: Director
     ----------------------                      -------------------------


CARNEROS ACQUISITION CORP.

By: /S/ Darren Katic
   ------------------------

Name: Darren Katic
    -----------------------

Title: President
     ----------------------


GOTLAND OIL, INC.

By: *
   -----------------------
Name:
   -----------------------

Title:
     ---------------------

* See Joinder and Amendment Agreement dated as of June 29, 2006 among the Companies and the Purchaser pursuant to which Gotland and Carneros join the Securities Purchase Agreement as companies.


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